SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for  Use of  the
                                                Commission Only (as  permitted
                                                by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Stein Mart, Inc.
                                ----------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box  if any part of the fee is offset as provided by Exchange Act Rule
    0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                Stein Mart, Inc.

                                ----------------

                           NOTICE AND PROXY STATEMENT

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 2003


TO THE HOLDERS OF COMMON STOCK:


     PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Monday, June 9, 2003, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The meeting will be held for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on April 11, 2003, will be entitled to vote at the annual meeting.

     It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will date, sign and return the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                      By Order of the Board of Directors,



                                      James G. Delfs
                                      Secretary

Dated:  May 5, 2003

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard

                           Jacksonville, Florida 32207
                           ---------------------------


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD JUNE 9, 2003


     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about May 5, 2003 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Monday, June 9, 2003 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as Proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

     The record stockholders entitled to vote was determined at the close of business on April 11, 2003. At such date, the Company had outstanding and entitled to vote 41,568,678 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table shows the name, address and beneficial ownership as of April 1, 2003 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:


                                         Amount and Nature of         Percent
     Beneficial Owner                    Beneficial Ownership         of Class
     ----------------                  ------------------------      ----------
Jay Stein                                   16,364,322(1)               39.4%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

T. Rowe Price Associates, Inc.               3,904,400(2)                9.4%
100 E. Pratt Street
Baltimore, Maryland  21202
--------------------------------

(1) Shares consist of 15,663,550 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 429,450 shares held by the Jay Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 220,000 shares over which Mr. Stein serves as Custodian under the Florida Uniform Transfers to Minors Act and has sole voting and dispositive power, 2,422 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 17,300 shares held by Jay Stein and 31,600 shares held in a brokerage account by Deanie Stein.

(2) According to Schedule 13G filed February 14, 2003, T. Rowe Price Associates, Inc. is the beneficial owner of 3,904,400 shares, or 9.4% of shares outstanding of the Company's common stock. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 1, 2003 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table, except for Jay Stein who is listed above and (iii) all directors and executive officers as a group.

                                          Amount and Nature            Percent
Name                                  of Beneficial Ownership(1)     of Class(2)
----------------------------------   ----------------------------   ------------
Alvin R. Carpenter(3)(4)                        12,000                    -
James G. Delfs(3)                              150,813                   0.4%
Linda McFarland Farthing(3)(4)                   6,140                    -
Michael D. Fisher(3)                           303,031                   0.7%
Mitchell W. Legler(4)(5)                        29,000                   0.1%
Gwen K. Manto(3)                                82,500                   0.2%
Michael D. Rose(3)(4)                           48,000                   0.1%
Richard L. Sisisky(4)(6)                         6,300                    -
Martin E. Stein, Jr.(4)                         17,800                    -
J. Wayne Weaver(4)                                -                       -
John H. Williams, Jr.(3)                       700,000                   1.6%
James H. Winston(4)(7)                          57,500                   0.1%
All directors and executive officers
  as a group (15 persons)(3)                17,980,493                  41.9%

(1) All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.

(3) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

             Alvin R. Carpenter                                      8,000
             James G. Delfs                                        150,000
             Linda McFarland Farthing                                2,640
             Michael D. Fisher                                     300,000
             Gwen K. Manto                                          82,500
             Michael D. Rose                                         8,000
             John H. Williams, Jr.                                 600,000
             All directors and executive officers as a group     1,353,940

     Options that are exercisable within 60 days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.

(5) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

(6) Includes 300 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.

(7) Includes 12,900 shares owned through corporations of which Mr. Winston is the sole stockholder.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during 2002, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

                              ELECTION OF DIRECTORS

     At the meeting, a Board of twelve (12) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and, with the exceptions of Michael D. Fisher, Gwen K. Manto and Richard L. Sisisky, was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

     The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.



                                                                                                       Year
                                                                                                       First
                                                   Positions with the Company;                        Became
                                                  Principal Occupations During                       Director
   Name                                                Past Five Years; Other                         of the
    Age                                                  Directorships                               Company(1)
--------------------------------     -----------------------------------------------------     ---------------------
 Jay Stein                            Chairman  of the Board of the  Company  since  1989               1968
 (57)                                 and Chief  Executive  Officer of the  Company  from
                                      1998  to  September   2001;   former   director  of
                                      American  Heritage Life Insurance  Company based in
                                      Jacksonville,  Florida and Promus Hotel Corporation
                                      based in Memphis, Tennessee

 John H. Williams, Jr.                Vice  Chairman of the Board (since  February  2003)               1984
 (65)                                 and  director of the  Company;  Vice  Chairman  and
                                      Chief   Executive   Officer  of  the  Company  from
                                      September 2001 to February  2003;  President of the
                                      Company  from 1990 to September  2001;  director of
                                      SunTrust    Bank,    North    Florida,    N.A.   in
                                      Jacksonville, Florida

 Alvin R. Carpenter o~                Director  of  the  Company;  Vice  Chairman  of CSX               1996
 (61)                                 Corporation   from  July  1999  to  February  2001;
                                      President  and  Chief  Executive   Officer  of  CSX
                                      Transportation,  Inc.  from 1992 to 1999;  director
                                      of Regency  Centers  Corporation  and Florida  Rock
                                      Industries, Inc.

 Linda McFarland Farthing +~          Director of the Company;  President  and  director,               1999
 (55)                                 Friedman's,  Inc.  1998;  President  and  director,
                                      Cato Corporation 1990-1997

 Michael D. Fisher                    Director  nominee  of the  Company;  President  and                 -
 (55)                                 Chief  Executive  Officer  of  the  Company  (since
                                      February  2003);   President  and  Chief  Operating
                                      Officer  of the  Company  from  September  2001  to
                                      February  2003;  Executive Vice  President,  Stores
                                      of the Company from August 1993 to September 2001

 Mitchell W. Legler                   Director of the Company;  majority  shareholder  of               1991
 (60)                                 Kirschner & Legler,  P.A.  since  April 2001;  sole
                                      shareholder  of  Mitchell  W.  Legler,   P.A.  from
                                      August 1995 to April 2001;  general  counsel to the
                                      Company since 1991

 Gwen K. Manto                        Director nominee of the Company;  Vice Chairman and                 -
 (48)                                 Chief  Merchandising  Officer of the Company (since
                                      February 2003);  Executive Vice President and Chief
                                      Merchandising Officer of the Company from  February
                                      2000 to February 2003;  President and  CEO of  Kids
                                      Foot  Locker, a  division  of  Venator  Corporation
                                      from 1998  to  1999; Senior Vice President, General
                                      Merchandise  Manager for Kids "R" Us and Babies "R"
                                      Us from 1996 to 1998

 Michael D. Rose +~                   Director   of  the   Company;   Private   Investor;               1997
 (61)                                 Chairman  of  Gaylord   Entertainment  since  2001;
                                      Chairman of Promus Hotel  Corporation  from 1995 to
                                      December 1997; Chairman of Harrah's  Entertainment,
                                      Inc. from 1995 to January 1997;  director of Darden
                                      Restaurants,   Inc.,   First   Tennessee   National
                                      Corporation and Felcor Lodging Trust, Inc.


                                                                                                       Year
                                                                                                       First
                                                   Positions with the Company;                        Became
                                                  Principal Occupations During                       Director
   Name                                                Past Five Years; Other                         of the
    Age                                                  Directorships                               Company(1)
--------------------------------     -----------------------------------------------------     ---------------------
 Richard L. Sisisky                   Director  nominee of the Company;  President of The                 -
 (48)                                 Sisisky Company, a management  consulting  company,
                                      since 2003;  President and Chief Operating  Officer
                                      and  director of  ParkerVision,  Inc.  from 1998 to
                                      2003;  Managing  Director of The  Shircliff  Group,
                                      Inc., a management  consulting  company,  from 1988
                                      to 1998

 Martin E. Stein, Jr. o~              Director  of  the   Company;   Chairman  and  Chief               2001
 (50)                                 Executive  Officer of Regency Centers  Corporation,
                                      a  real  estate  investment   trust,   since  1997;
                                      President  and Chief  Executive  Officer of Regency
                                      Centers  Corporation from 1988 to 1997; director of
                                      Patriot  Transportation  Holding,  Inc. and Florida
                                      Rock Industries, Inc.

 J. Wayne Weaver ~                    Director  of  the   Company;   Chairman  and  Chief               2001
 (68)                                 Executive  Officer  of LC  Footwear,  L.L.C.  since
                                      1995;   Chairman,   Chief  Executive   Officer  and
                                      majority owner of Jacksonville  Jaguars since 1993;
                                      Chairman of Shoe Carnival, Inc. since 1988

 James H. Winston +o~                 Director of the  Company;  Chairman of LPMC, a real               1991
 (69)                                 estate   investment  firm  based  in  Jacksonville,
                                      Florida,  since  1979;  President  and  Director of
                                      Omega  Insurance  Company and Citadel Life & Health
                                      Insurance  Company since 1983;  director of Patriot
                                      Transportation  Holding,  Inc.,  Winston Hotels and
                                      Scott-McRae Group, Inc.

--------------------------------

+   Member of the Audit Committee

o   Member of the Compensation Committee

~   Member of the Corporate Governance Committee

(1) Directors are elected for one-year terms

Executive Officers

The executive officers of the Company are:

     Name (Age)                      Position
     ----------                      --------

     Jay Stein (57)                  Chairman of the Board

     John H. Williams, Jr. (65)      Vice Chairman of the Board

     Michael D. Fisher (55)          President and Chief Executive Officer

     Gwen K. Manto (48)              Vice Chairman and Chief Merchandising Officer

     James G. Delfs (56)             Senior Vice President, Finance and Chief Financial Officer

     For additional information regarding Messrs. Stein, Williams, Fisher and Ms. Manto, see the Directors' table on the preceding pages.

     Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer.

Board of Directors and Standing Committees

     Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 2002, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2002.

     The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a
Corporate Governance Committee which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting.

     Executive Committee. The Executive Committee is comprised of any two directors who are independent directors under The Nasdaq Stock Market (R) ("Nasdaq") rules and any one additional director who is a member of management. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 2002.

     Audit Committee. During 2002, the Audit Committee was comprised of Messrs. Winston (Chairman), Rose and Ms. Farthing, each of whom is an independent director under The Nasdaq Stock Market (R) ("Nasdaq") rules. During 2002, the Audit Committee held five meetings. The Audit Committee, which operates under a written charter adopted by the Board of Directors, is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During 2003, the Audit Committee will be comprised of Ms. Farthing (Chairperson) and Messrs. Rose and Winston. The Company's Board of Directors has determined that each of the Audit Committee members qualifies as an Audit Committee Financial Expert pursuant to the final rule adopted by the Securities and Exchange Commission in implementing Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Carpenter (Chairman), Martin E. Stein, Jr. and Winston, each of whom is an independent director under The Nasdaq Stock Market (R) ("Nasdaq") rules. During 2002, the Compensation Committee held four meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's 2001 Omnibus Plan.

     Corporate Governance Committee. The Corporate Governance Committee was created by a resolution of the Company's board on March 24, 2003, a copy of which is attached to this proxy. The Committee is comprised of Messrs. Rose (Lead Director and Chairman), Carpenter, Martin E. Stein, Jr., Weaver, Winston and Ms. Farthing, each of whom is an independent director under The Nasdaq Stock Market (R) ("Nasdaq") rules. The Committee is responsible for the search and selection of future directors of the Company. It also reviews, from time to time, the roles of the other standing committees, determines committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company's management. It is scheduled to meet at least two times per year. The Committee is chaired by Mr. Rose who has been elected Lead Director. The Lead Director, among other things, assists in setting agendas for meetings of the board, acts as a moderator of executive sessions made up solely of independent directors of the Company and serves as a liaison to increase the flow of information between board members and management of the Company.

     The Corporate Governance Committee will consider nominees for directors recommended by security holders. Any security holder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the security holder believes appropriate to the committee in care of the Company's Lead Director at the Company's headquarters in Jacksonville, Florida.

                             AUDIT COMMITTEE REPORT

     The charter of the Audit Committee of the board of directors specifies that the Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. The Audit Committee is composed of three directors, each of whom is independent as defined by The Nasdaq Stock Market (R) ("Nasdaq") listing standards.

     Management is responsible for the Company's internal controls and financial reporting process. The Audit Committee monitors management's preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The Audit Committee supervises the relationship between the Company and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services and confirming their independence.

     In connection with these responsibilities, the Audit Committee met with management and the independent auditors five times during 2002 to review and discuss the Company's annual and quarterly financial statements prior to their issuance. These meetings also included executive sessions with the independent auditors without the presence of management, and executive sessions without others present with the Company's Chief Financial Officer, and separate meetings with the Company's Vice President of Audit, Safety and Security. During 2002, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their firm's independence.

     While the Audit Committee has the responsibilities and powers set forth above, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

     Based upon the Audit Committee's discussions with management and the independent auditors and its review of their representations, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended February 1, 2003, to be filed with the Securities and Exchange Commission.



                                           Linda McFarland Farthing, Chairperson
                                           Michael D. Rose
                                           James H. Winston

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

Overall Review

     In late 2002, the Compensation Committee (the "Committee") determined that it was appropriate to undertake an overall review of the Company's compensation strategies. Accordingly, the Committee retained Mercer Human Resource Consulting to provide a general review of the Company's existing compensation programs and recommendations as to change to such programs relating to (i) annual base salaries paid by Stein Mart to its officers ("Base Compensation"); (ii) long-term incentives such as the Company's stock option plans ("Long-Term Incentive Compensation"); and (iii) the Company's annual bonus plans and formulas (the "Annual Incentive Compensation"). The Committee expressed to Mercer the Committee's philosophy that the Company's Base Compensation should be conservative compared to the Company's peer group, and that the overall Company compensation plans should reward performance within the Company and seek to align the interests of the Company's officers with those of the Company's shareholders.

     As a result of interviews conducted by Mercer with the Company's management and multiple meetings with the Committee, the Committee adopted a compensation strategy calling for conservative Base Compensation coupled with market-competitive, performance-based annual and long-term incentive opportunities, which seek the use of the compensation program to encourage business success through meeting or exceeding earnings per share goals and attaining a long-term superior shareholder return, combined with the need to attract, retain and motivate key talent to support the Company's success. The Committee adopted a general target for its senior officers of establishing Base Compensation at the mid-range of a percentile slightly below the 50% percentile of the Company's peer group. In those circumstances where the Company's officer's salaries were below that targeted percentile, the Committee determined that the salaries would be adjusted to more closely align with that percentile over an approximately three-year period.

Performance Based on Agreed Annual Plan

     The Committee decided that the best method of aligning the interest of management with those of our shareholders was to base all incentive compensation on performance as a direct function of the Company's actual earning per share ("EPS") performance compared with the EPS budget and plan adopted by the Company's Board of Directors for the year in question (the "Agreed Annual Plan"). The Compensation Committee would annually set three target levels as a function of the Agreed Annual Plan: (i) the minimum threshold (the "Threshold") as a percent of the Agreed Annual Plan which would set an EPS level which the Committee believed the Company would have an 80% probability of achieving; (ii) the EPS level which the Committee believed the Company would have a 60% probability of achieving (the "Goal"); and (iii) the EPS level which the Committee believed the Company had only a 20% probability of achieving
("Superior"). Incentive compensation would then be based on which, if any, of the three levels were actually achieved.

Annual Incentive Compensation

     The Committee also believes that Annual Incentive Compensation (bonuses) paid to the Company's officers should create a potential bonus for each officer equal to a pre-established percentage of the officer's Base Compensation. For example, at the director level, Annual Incentive Compensation would be 5% of Base Compensation if the Threshold level of performance was achieved, 10% if the Goal level was achieved, and 20% if the Superior level was achieved. At the Chief Executive Level, Annual Incentive Compensation would be 35% of

Base Compensation if the Threshold level of performance was achieved, 70% if the Goal level was achieved, and 140% if the Superior level was achieved.

     The Annual Incentive Compensation mix would then be based on performance in three areas: (i) the Company's performance overall compared to the Agreed Annual Plan, (ii) the performance compared to plan of the individual business unit in which the employee in question was employed, and (iii) individual performance criteria established annually in advance for each employee subject to such analysis. The weight given to each area depends on the employee's position. For example, the CEO's Annual Incentive Compensation is based solely on the Company's overall performance. At other positions, the Company's overall performance counts for a low of 50% to a high of 83% of the total possible Annual Incentive Compensation. Except in the case of the CEO, individual performance goals count for a low of 17% and a high of 50% of the total possible Annual Incentive Compensation.

Long-Term Compensation

     The Committee determined that Long-Term Incentive Compensation should be made available to the Company's officers through a combination of stock options and restricted stock grants. Generally, 2/3 of that compensation would be paid in stock options and 1/3 in restricted stock grants. The actual award pool each year would be a direct function of the Company's performance compared with the Agreed Annual Plan. Long-term incentive grants would be made annually only if the Company achieved the minimum Threshold level of EPS compared to the Agreed Annual Plan. The incentive grants would be limited to not more than 2.2% of the Company's outstanding shares per year. The option component of the Long-Term Compensation would vest at the end of five years with 1/3 vesting in each of the third, fourth and fifth years. The restricted stock grants would vest at the end of seven years, except that the vesting would accelerate to the end of the third year after each grant if the Company achieved its EPS Target level in the third year, which had been established at the time of the grant. The Committee determined that the combination of annual grants and long term vesting would balance the focus of management on both short term (one year) EPS goals and longer term (three years) EPS goals and be most likely to create the maximum increase in shareholder value. Moreover, the Committee determined that annual grants would be more successful in tying officers' incentives to shareholder interests by creating a "price-averaging" strategy into the incentive grants to officers.

Current Executive Officer Compensation

     In General. The Committee noted that while it intended to put into effect the compensation philosophy described above for the Company's now-current fiscal year (ending January 31, 2004) and future years, that compensation of the Company's executive officers with respect to the Company fiscal year which has just ended (February 1, 2003), was based upon the incentive compensation programs in effect last year, which were primarily formula-driven and based upon the Company's overall earnings per share performance for the fiscal year just ended compared with the Company's performance for the prior year. While the new incentive program, which ties both Long-Term Compensation and Annual Incentive Compensation to performance based on the Company's Agreed Annual Plan as described above, will be effective going forward, the incentive compensation reported below with respect to last year was based on the prior philosophy of comparing results year to year.

     Specific Officers. Even though the Committee and the Company were disappointed in the Company's results for the year just-ended which provided earnings of $0.50 per share, those earnings nevertheless constituted a 35% improvement over the earnings per share for the year ended February 2, 2002, which included the difficult retail store months following the September 11, 2001 terrorist attacks. As a result, the Committee approved the following compensation for the Company's executive officers:

     1) Jay Stein, the Company's Chairman, had agreed to reduce his annual Base Compensation from $600,000 to $300,000 during 2001 to reflect his reduced duties. The Committee determined that his compensation should remain at the $300,000 level without increase and that no bonus would be paid to Jay Stein.

     2) John H. Williams, Jr. the Company's Chief Executive Officer during the year just ended, relinquished that roll effective January 31, 2003 assuming the role of Vice-Chairman of the Board. As a result, his compensation at the annual rate of $600,000 per year, which was effective for the last fiscal year, was reduced to $300,000 for the current fiscal year. The quantitative portion of the bonus formula, which was in effect for the year just ended, produced a bonus of $360,000 for Mr. Williams. The Committee determined that no portion of the possible discretionary bonus should be granted.

     3) Michael D. Fisher, who was the Company's President during the year just ended and who has assumed the role of Chief Executive Officer beginning with the current fiscal year, was awarded an increase in his Base Compensation of $35,000, giving rise to a total salary of $560,000 for the current year. In addition, the quantitative portion of the bonus formula for the prior fiscal year produced a bonus of $315,000. The Committee determined that no portion of the possible discretionary bonus should be granted.

     Other officers received lesser, primarily quantitatively determined or discretionary, bonus amounts for the fiscal year. They also were eligible for base salary increases consistent with the compensation philosophy described above to establish target salaries at the mid-range of a percentile slightly below the 50% percentile of the Company's peer group.

     Long-Term Incentive Compensation. No stock options, restricted shares or other forms of long-term incentive compensation were awarded to the executive officers by the Committee with respect to the fiscal year just ended. Beginning with the current fiscal year, the new Long-Term Incentive Compensation plan described in the first section of this report will be applied.

CEO Compensation

     The Compensation Committee's policies with respect to the compensation of the Company's Chief Executive Officer, Michael D. Fisher, were the same as the policies applied with respect to the Company's other executive officers. In applying the compensation philosophy described above, and as indicated above, the Chief Executive Officer will be entitled to receive Annual Incentive Compensation of 35% of his Base Compensation if the Company achieves its minimum Threshold, of 70% of his Base Compensation if the Company achieves its Agreed Annual Plan, and of 140% of his Base Compensation if the Company achieves superior performance as a function of its Agreed Annual Plan.

     In addition, the Company's Chief Executive Officer will be entitled to Long-Term Incentive Compensation awards in the form of stock options (2/3) and restricted share grants (1/3), with a value at the time of grant equal to that percentage of the total available options and restricted shares as the CEO's target Long-Term Incentive Compensation bears to the target Long-Term Incentive Compensation of all eligible employees. For example, it is expected that the CEO would receive approximately 26% of the total annual pool. Thus, if the Company achieved its Threshold, the Long-Term Incentive Compensation pool would be 559,400 options and 279,720 restricted shares and the CEO would receive 145,444 options and 72,727 restricted shares, all subject to vesting requirements.

Certain Tax Matters

     Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. It is possible that if the higher levels of the annual incentive compensation and the long-term incentive compensation outlined above are reached, a portion of such amounts might not be deductible.

                                                    STEIN MART, INC.
                                                    COMPENSATION COMMITTEE


                                                    Alvin R. Carpenter, Chairman
                                                    Martin E. Stein, Jr.
                                                    James H. Winston

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended February 1, 2003. On November 19, 2001, the Company announced it would change its fiscal year to a 52-53 week year ending the Saturday closest to January 31. Previously, the Company's fiscal year ended on the Saturday closest to December 31. The information provided for 2002 and 2001 is for the new fiscal year. For comparison purposes, the information provided for the 2000 year represents re-stated numbers for the 52 weeks ended February 3, 2001. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.



                                     SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                        Annual Compensation                   Compensation
                        --------------------------------------------------- ----------------
Name &                                                          Other
Principal                                                       Annual         Number of         All Other
Position                 Year    Salary(1)       Bonus       Compensation       Options        Compensation(2)
----------------------- ------ ------------- ------------- ---------------- ---------------- -------------------
Jay Stein                2002     $300,000      $      0         $88,163(3)        -               $ 9,931
Chairman of              2001      475,000             0          95,601(3)        -                 7,471
the Board                2000      550,000       550,000          66,716(3)        -                 7,062

John H. Williams, Jr.    2002     $600,000      $360,000                (4)        -               $14,077
Vice Chairman of         2001      585,417             0                (4)     100,000             10,080
the Board                2000      525,000       525,000                (4)        -                 8,691

Michael D. Fisher        2002     $525,000      $315,000                (4)     200,000            $69,721
President and Chief      2001      405,000        60,000                (4)     215,000             68,482
Executive Officer        2000      300,000       204,750                (4)        -                38,568

Gwen K. Manto(5)         2002     $500,000      $170,000                (4)     100,000            $65,013
Vice Chairman and        2001      475,000        50,000                (4)     160,000             72,146
Chief Merchandising      2000      440,000       331,500(6)      $54,519(7)     250,000             43,021
Officer

James G. Delfs           2002     $230,000      $ 60,000                (4)        -               $34,581
Senior Vice President,   2001      220,000        30,000                (4)      10,000             36,726
Finance and Chief        2000      200,000        80,000                (4)        -                31,593
Financial Officer
--------------------------

(1) Includes amounts deferred under the 401(k) features of the Company's Profit Sharing plan and under the Executive Deferral plan.

(2) The amounts shown for 2002 include a matching contribution of $4,500 for Mr. Stein, $5,000 for Mr. Williams, $4,242 for Mr. Fisher, $4,438 for Ms. Manto and $4,200 for Mr. Delfs to the 401(k) portion of the Profit Sharing Plan, annual contributions to the Profit Sharing plan of $1,757 for Messers. Stein, Williams, Fisher, Delfs and Ms. Manto as well as matching contributions of $60,583 for Mr. Fisher, $56,976 for Ms. Manto and $26,917 for Mr. Delfs to the Company's Executive Deferral Plan. Also, included for 2002 is imputed income on the Executive Split Dollar plan of $3,674 for Mr. Stein, $7,320 for Mr. Williams, $3,139 for Mr. Fisher, $1,842 for Ms. Manto and $1,707 for Mr. Delfs. The amounts shown for 2001 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Williams, Fisher, Delfs and Ms. Manto, additional contributions to the Profit Sharing plan of $1,451 for Mr. Stein, $1,465 for Mr. Williams and $1,757 for Messers. Fisher, Delfs and Ms. Manto as well as matching contributions of $61,058 for Mr. Fisher, $65,650 for Ms. Manto and $30,000 for Mr. Delfs to the Company's Executive Deferral Plan. Also, included for 2001 is imputed income on the Executive Split Dollar plan of $2,620 for Mr. Stein,

     $5,215 for Mr. Williams, $2,267 for Mr. Fisher, $1,339 for Ms. Manto and $1,569 for Mr. Delfs. The amounts shown for 2000 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs, additional contributions to the Profit Sharing plan of $2,018 for Messers. Stein, Williams, Fisher and $1,910 for Mr. Delfs as well as matching contributions of $31,719 for Mr. Fisher, $42,167 for Ms. Manto and $25,000 for Mr. Delfs to the Company's Executive Deferral plan. Also, included for 2000 is imputed income on the Executive Split Dollar plan of $1,644 for Mr. Stein, $3,273 for Mr. Williams, $1,431 for Mr. Fisher, $854 for Ms. Manto and $1,283 for Mr. Delfs.

(3) The amount shown for 2002 includes $55,030 medical benefits not provided to non-executive employees, $6,194 personal use of company automobile, $20,017 personal use of company airplane and $6,922 miscellaneous. The amount shown for 2001 includes $47,403 medical benefits not provided to non-executive employees, $4,745 personal use of company automobile, $36,773 personal use of company airplane and $6,680 miscellaneous. The amounts shown for 2000 includes $11,625 medical benefits not provided to non-executive employees, $10,732 personal use of company automobile, $38,070 personal use of company airplane and $6,289 miscellaneous.

(4) Excludes certain personal benefits, the total value of which was the lesser of $50,000 or ten percent of the total annual compensation and bonus for each of the named executives.

(5) Ms. Manto joined the Company February 1, 2000, as Executive Vice President and Chief Merchandising Officer.

(6) Includes a $150,000 signing bonus and a performance bonus for 2000 of $181,500.

(7) The amount shown for 2000 includes $12,600 automobile allowance, $38,542 moving expense reimbursement and $3,377 miscellaneous.



                        Option Grants in Last Fiscal Year
                              Individual Grants (1)
                              ---------------------

                                           Percentage of
                                           Total Options
                              Number         Granted to
                            of Options      Employees in        Exercise        Expiration       Grant Date
   Name                      Granted          2002 (2)           Price             Date           Value (3)
-----------------------   -------------   ----------------   -------------   ----------------   -------------
                                                                  Not               Not              Not
 Jay Stein                          0           0.0%           Applicable       Applicable        Applicable
                                                                  Not               Not              Not
 John H. Williams, Jr.              0           0.0%           Applicable       Applicable        Applicable

 Michael D. Fisher            200,000          38.9%            $11.10         April 8, 2012      $1,092,000

 Gwen K. Manto                100,000          19.5%            $11.10         April 8, 2012      $  546,000
                                                                  Not               Not              Not
 James G. Delfs                     0           0.0%           Applicable       Applicable        Applicable
-----------------------

(1) Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant. Shares acquired upon exercise of options may be delivered in payment of the exercise price of additional options.

(2) A total of 514,000 options were granted to key employees in 2002 under the Company's stock option plan, the purpose of which is to provide an incentive to key employees who are in a position to make significant contributions to the company.

(3) Represents the present value at the date of grant using a variation of the Black-Scholes option pricing model assuming a dividend yield of 0.0%, a five year expected life, expected volatility of 51.9% and a risk-free interest rate of 3.8%.

     The following table sets forth information concerning stock options exercised by the named executives during the year ended February 1, 2003 and the number and value of unexercised options as of February 1, 2003 held by the named executives in the Summary Compensation Table above.



                   Option Exercises and Year-End Values Table

                                                                                      Value of Unexercised
                          Shares                      Number of Unexercised               In-the-Money
                         Acquired                  Options at February 1, 2003     Options at February 1, 2003
                            On         Value                   (#)                           ($)(2)
                         Exercise     Realized   ------------------------------- -------------------------------
Name                        (#)        ($)(1)      Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------- ---------- ------------- --------------- --------------- --------------- ---------------
Jay Stein,
Chairman of                              Not                                            Not             Not
the Board                        0    Applicable            None            None     Applicable      Applicable

John H. Williams, Jr.
Vice Chairman of
the Board                  132,500      $834,378         600,000         100,000     $   -           $   -

Michael D. Fisher,
President and Chief                      Not
Executive Officer                0    Applicable         300,000         415,000     $   -           $   -

Gwen K. Manto,
Vice Chairman and
Chief Merchandising                      Not
Officer                          0    Applicable            None         510,000     $   -           $   -

James G. Delfs,
Senior Vice President,
Finance and Chief                        Not
Financial Officer                0    Applicable         150,000          10,000     $   -           $   -
-----------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at January 31, 2003, multiplied by the number of shares underlying the options. The closing price on January 31, 2003 of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $5.43.

     Compensation of Directors. The outside directors receive director's fees of $18,000 per year, plus $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend in person or $750 per committee meeting attended by telephone conference. Chairpersons of the standing committees of the Board of Directors receive a retainer of $1,000 per quarter in addition to the normal Board of Director's fees. The Company's Lead Director receives an additional $20,000 per year of compensation in recognition of the additional duties associated with that position. Outside directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, upon becoming a director, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant.

Certain   Transactions;   Compensation   Committee    Interlocks   and   Insider
Participation

     The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

     Set forth below are various transactions involving the Company and members of the Board of Directors or their related parties. The Audit Committee of the Board of Directors does not believe that the relationships and transactions described below regarding members of the Board of Directors adversely affect the performance by the members of their duties.

     Mr. Mitchell W. Legler. Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2002 were $83,000.

     Mr. Martin E. Stein, Jr. Mr. Stein is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases six locations owned by Regency Centers Corporation for approximately $1.3 million in base rent annually. The Board of Directors believes that rents paid for leased space are competitive with amounts that would be paid to a third party to lease similar space.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market(R) and The Nasdaq Stock Market(R) Retail Trades Stock Index for the last five years ended February 1, 2003. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.

                   Comparison of Cumulative Total Return Among
            Stein Mart, Inc., The Nasdaq Stock Market(R)(U.S.) Index and The Nasdaq Stock Market(R) Retail Trades Stock Index

                                         Nasdaq              Nasdaq
                Stein Mart, Inc.         (U.S.)              Retail
                     Value               Value               Value
    Date            To Plot             To Plot             To Plot
------------   -----------------   -----------------   -----------------
  01/31/98           100.0               100.0               100.0
  01/30/99            57.1               156.5               122.0
  01/29/00            38.2               241.0                97.8
  02/03/01            96.3               164.0                75.2
  02/02/02            71.1               118.7                89.6
  02/01/03            43.1                82.8                72.9

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     According to the timetable specified in the Audit Committee Charter, the independent certified public accountants for the Company for the upcoming fiscal year ending January 31, 2004 have not been selected. However, at this time, the Company has no reason to believe that PricewaterhouseCoopers LLP will not continue in that capacity for the fiscal year ending January 31, 2004. That firm has served as the auditor for the Company since 1983.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     The following provides information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended February 1, 2003.

     Audit Fees. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Stein Mart, Inc.'s consolidated financial statements as of and for the year ended February 1, 2003 and review of Stein Mart, Inc.'s unaudited consolidated quarterly financial statements and related data for each of the first three quarters for the year ended February 1, 2003 are $135,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended February 1, 2003.

     All   Other    Fees.    Fees    billed   for   all   other    services   by
PricewaterhouseCoopers LLP during the fiscal year ended February 1, 2003 were $144,104. These fees were for benefit plan audits and tax-related services.

     The   Audit    Committee    discussed   the    non-audit    services   with
PricewaterhouseCoopers LLP and determined that their provision would not impair that firm's independence.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

     Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2004 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 5, 2004. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

     If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2004 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2004 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after March 21, 2004.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended February 1, 2003 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

     Dated:  May 5, 2003

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                      RESOLUTION OF THE BOARD OF DIRECTORS
                              OF STEIN MART, INC.

                              CORPORATE GOVERNANCE

                                 March 24, 2003

     RESOLVED, that the following principles relating to the governance of Stein Mart, Inc. (the "Company") are hereby adopted by the Company's Board of
Directors:

 1. General Management. The Company's business is conducted under the direction of the Company's Chief Executive Officer (the "CEO"), implemented by the Company's officers, managers and employees with the oversight of the Company's Board of Directors (the "Board") and guidance from the Chairman and Vice-Chairman of the Company's Board. The Company's goal is to enhance the long-term value of the Company for the benefit of its shareholders.

 2 Board of Directors. The Board of Directors is elected by the shareholders to oversee the Company's management and to assure that the long-term interests of the shareholders are being served by the Company. The Board of Directors has four regularly-scheduled meetings each year, at which it reviews and discusses the Company's performance, its plan and prospects, reviews reports by the Company's management and considers immediate issues facing the Company as well as the Company's long-term plans. The Board also operates through its standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance Committee.

 3. Lead Director. The Board designates one of its members as "Lead Director," who chairs the Corporate Governance Committee, participates in setting the full Board's meeting agendas, recommends changes to the Board's committee structure and facilitates communications between members of the Board and the Company's management.

 4. Individual Directors. The Company seeks to obtain directors who possess the highest personal and professional ethics, integrity and value and who are committed to representing the long-term interests of the shareholders. The Company seeks a broad representation with diverse experience among its directors at policy-making levels of various businesses which are relevant to the Company's activities. The Company seeks directors who have demonstrated exceptional ability and judgment and who would be most effective in collectively serving the long-term interests of the Company's shareholders.

 5. Independent Directors. A majority of the Company's directors will be independent directors as defined by the rules of the National Association of Securities Dealers Automated Quotation system ("Nasdaq"). The Board has determined that as of March, 2003, six of the Company's nine directors are independent.

 6. Audit Committee. The Audit Committee is made up of three members of the Board, all of whom are independent directors. The Audit Committee is responsible, among other things, for reviewing the Company's financial statements, overseeing the Company's relationship with its independent auditors, overseeing the Company's disclosures and approving related-party transactions. The Audit Committee meets at least seven times each year. The Audit Committee Charter attached to these Resolutions as Exhibit A is hereby adopted to be effective immediately.

 7. Compensation Committee. The Compensation Committee is made up of at least three directors, all of whom are independent directors. The Compensation Committee approves the compensation for both the Company's executive officers and for the Board of Directors, as well as analyzes and approves the Company's annual incentive programs, long-term incentive programs and annual merit pools for all Company officers. The Compensation Committee also determines appropriate awards of stock options, restricted shares and other incentives under the Company's incentive plans in effect from time to time. The Compensation Committee meets at least four times per year. The Compensation Committee Charter attached to these Resolutions as Exhibit B is hereby adopted to be effective immediately.

 8. Corporate Governance Committee. The Corporate Governance Committee is made up of all directors of the Company who qualify as independent directors. The Corporate Governance Committee meets in executive session, without any company employees present, at least two times per year. This Committee is chaired by the Lead Director and is responsible for the search and selection of future directors of the Company. The Corporate Governance Committee also reviews, from time to time, the roles of the other standing committees, determines committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company's management. The Corporate Governance Committee Charter attached to these Resolutions as Exhibit C is hereby adopted to be effective immediately.

                                    EXHIBIT A
                                    ---------

                                STEIN MART, INC.
                             AUDIT COMMITTEE CHARTER

                             Amended March 24, 2003

     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein Mart, Inc. (the "Audit Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the
Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

I.   Members

     There shall be not less than three members of the Audit Committee, one of whom shall be elected by the Board to serve as Chairperson of the Audit
Committee  (the  "Committee  Chairperson"),  and  each of whom  shall  meet  the independence and experience requirements of The Nasdaq Stock Market(R) ("Nasdaq"). Thus, the members of the Audit Committee shall meet the following criteria:

     A.   Each  shall be a person  other  than an  officer  or  employee  of the
          Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
          2. a director who was a partner or employee of the Company's outside auditors who worked on the Company's audit engagement for the current year or any of the past three years;
          3. a director who accepts or who has an "Immediate Family Member" (as defined below) who accepts any compensation or payments from the Company or any of its affiliates in excess of $60,000 during the current or any of the past three years, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
          4. a director who is an Immediate Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;
          5. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or such business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three years;
          6. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

               "Immediate  Family  Member"  includes,  but is not  limited to, a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home.

     B. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member shall qualify as an "Audit Committee Financial Expert" under Securities &

          Exchange Commission ("SEC") regulations. In determining whether a member is such a financial expert, the Board of Directors will determine:

          1. Whether one member of the Audit Committee has the following attributes:

               a. an understanding of generally accepted accounting principles and financial statements;
               b. the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
               c. experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
               d. an understanding of internal controls and procedures for financial reporting; and
               e.   an understanding of audit committee functions; and

          2. Whether that person acquired such attributes through any one or more of the following:

               a. education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
               b. experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
               c. experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
               d.   other relevant experience.

     C. Each member of the Audit Committee shall also be "independent," as defined in Section 301 of the Sarbanes-Oxley Act (the "Sarbanes Act"). Thus, each member may not, other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other board committee:

          1. accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company; or
          2.   be an affiliated person of the Company or any subsidiary.

II.  Appointment; Authority; Complaints

     A.   Appointment. The Board shall appoint members of the Audit Committee.

     B. Professional Advisors. The Audit Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting or other consultants to advise the Committee and/or to assist with any investigations, which the Audit Committee may wish to undertake. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. Outside Auditors. The Audit Committee shall have direct responsibility for appointment, compensation and oversight of the Company's outside auditors, including resolving disagreements between management and the auditors regarding financial reporting. The outside auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes Act, except if:

          1. in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;
          2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
          3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

          The Audit Committee shall be responsible for receiving from the outside auditors, and where the Audit Committee determines it necessary or desirable, to question the outside auditors and management about, all reports required to be made by the auditors to the Audit Committee under Section 205 of the Sarbanes Act.

     D.   Complaints

          1. Contacts. The Audit Committee shall appoint an independent person (who may be an attorney who is not otherwise engaged by the Company and who is called the "Independent Contact") to receive calls from persons who wish to make a complaint or express concern about the accounting procedures, internal controls, auditing matters and/or reporting methods of the Company (an "Accounting Complaint") and to facilitate Accounting Complaints by those wishing to maintain an anonymous status.

          2. Retention. The Independent Contact and any Audit Committee Member who receives a Complaint shall cause a report of such Complaint (the "Complaint Report") to be made to the Committee Chairman who shall maintain a confidential file of all Complaint Reports that are made in writing and such written Complaint Reports shall be preserved for 10 years following the receipt of such Complaint.

          3. Action on Complaint. The Committee Chairperson shall review each Complaint Report to make a preliminary determination as to the probable validity of such Complaint and the Committee Chairperson is authorized to undertake such investigation as the Committee Chairperson believes warranted under the circumstances.

     E.   Disclosure Committee

          1. Responsibility. The Company shall have a committee (the "Disclosure Committee") which is responsible for reviewing internal controls relating to financial reporting and for making certain that the appropriate questions are asked of various members of the financial department and of operations and that appropriate certificates are obtained from various individuals within those areas of responsibility in the Company to provide assurance to the Company and to the Company's Chief Financial Officer and Chief Executive Officer in connection with those parties' certification of the periodic reports of the Company's activities.

          2. Committee Members. The Disclosure Committee shall be made up of persons holding the offices of the Company's Vice President, Controller, the Company's Director of Financial Reporting, the Company's Vice President of Internal Audit, Safety and Security, the Company's Senior Vice President, Director of Stores, the

               Company's Vice President of Planning and Allocation and the Company's Vice President of Information Systems.

          3. Report to Audit Committee. At least annually, the Disclosure Committee shall report to the Audit Committee on its activities and the results of its oversight of disclosure matters.

     F.   Related-party  Transactions.  The Audit  Committee  shall  review  and approve all "related-party transactions". A transaction is a "related-party transaction" if it is a financial or contractual transaction between the Company and any Director or executive officer.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings: (a) a March/April meeting (the "Year-End Review Meeting") prior to the release of the Company's audited financial statements for the prior year, (b) a mid-year meeting (the "Mid-Year Meeting") to generally coincide with the annual meeting of the Company's shareholders, (c) an October/November meeting (the "Fall Meeting") to generally coincide with the fall meeting of the Company's Board of Directors, and (d) meetings to approve each release of the Company's quarterly financial numbers.

IV.  Specific Responsibilities

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall undertake the following tasks generally at the times indicated:

     A.   Quarterly

          1. Review with management and the independent auditor, the Company's quarterly financial statements prior to filing of SEC Form 10-Q. Determine through questioning management and the independent auditor that the reports reflect:

               a. all material, correcting adjustments identified by the Company's independent auditor;
               b.   any off-balance sheet transactions;
               c. all SEC requirements regarding any disclosure of pro-forma information;
               d. management's assessment of disclosure controls and procedures and internal controls;
               e. in plain English, the material changes in financial condition or results of operations.

          2. Ascertain through questioning management and the independent auditor that:

               a. all audit documents and E-mails are preserved for the period of time required by current rules of the SEC;
               b. the independent auditors report to the Committee critical accounting policies and practices used, alternative treatments within GAAP and any other material communications with management;
               c. the independent auditors have not engaged in any prohibited consulting services such as: (i) bookkeeping and accounting,
                    (ii) financial information systems design, (iii) appraisals, valuations, fairness opinions, etc., (iv) actuarial services, (v) internal audit outsourcing, (vi) management or human resources functions, (vii) broker dealer and investment banking, or (viii) legal and expert services unrelated to audit;
               d. the independent auditors have reported on management's assessment of internal controls including findings, evaluation of whether internal controls include proper maintenance of records, whether there is a reasonable assurance that transactions are recorded in accordance  with  GAAP,  and  description  of  any  material weaknesses in controls, and as part of their certification process for the Form 10-Q, the Company's Chief Executive Officer and Chief Financial Officer have reported to and discussed with the Audit Committee and the auditors any: (i) significant deficiencies in the design or operation of internal controls, (ii) material weaknesses in internal controls, and (iii) fraud involving management or other employees who have a significant role in the Company's internal controls, as required by Section 302 of the Sarbanes-Oxley Act; and
               e. the independent auditors have reported any material non-compliance as a result of testing.

     B.   Year-End Review Meeting

          1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

          2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and take appropriate action to insure the independence of the auditor.

          5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 (which deals with the requirement that auditors report any illegal acts which they have discovered) has not been implicated.

          6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (such as: (i) the methods used to account for significant unusual transactions;
               (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements) relating to the conduct of the audit.

          7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

               a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

               b. any changes required in the planned scope of the internal audit;
               c. the internal audit department responsibilities, budget and staffing.

          8.   Determine that the Company's annual report includes:

               a. a statement of the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including, with respect to controls to assure that: (i) the Company's transactions are properly authorized, (ii) the Company's assets are safeguarded against unauthorized or improper use, and (iii) the Company's transactions are properly reported; and
               b. an assessment, as of the end of the Company's most recent fiscal year, of the effectiveness of those controls. Obtain from the independent auditor an attestation to, and report on management's assessment of internal controls.

          9. Approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61, (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K.

          10. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies. Determine from questioning the General Counsel that he or she has maintained an open door policy encouraging all outside counsel to report any concerns about material violations of securities laws or fiduciary duties by the Company or any of its personnel.

          11. Review with independent auditor the adequacy of the Company's management information systems and the security of such systems for the purpose of producing fairly stated financial statements.

          12. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          13. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

          14. Meet with a representative of the Company's Disclosure Committee to review that committee's activities since the last meeting with the Audit Committee.

     C.   Mid-Year Meeting

          1. Evaluate the performance of the independent auditor and appoint or replace independent auditor, which firm is ultimately accountable to the Audit Committee, and approve the fees to be paid to the independent auditor.

          2. Review the appointment or replacement of the senior internal auditing executive.

          3. Review the significant reports to management prepared by the internal auditing department and management's responses.

          4. Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years, in accordance with SEC Rule Item 7(e) of Schedule 14A.

          5. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

          6. Provide The Nasdaq Stock Market(R) ("Nasdaq") with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

          7. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     D.   Fall Meeting

          1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          2.   Advise  the Board  with  respect to the  Company's  policies  and
               procedures   regarding   compliance   with  applicable  laws  and
               regulations.

          3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          4. Meet with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

          5. Review with the head of the Company's internal audit staff, matters relating to the ongoing internal audits activities of that staff.

V.   Limitation on Duties

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

     As revised by the Audit Committee March 24, 2003.



                                           Linda McFarland Farthing, Chairperson
                                           Michael D. Rose
                                           James H. Winston

                                    EXHIBIT B
                                    ---------

                                STEIN MART, INC.
                         COMPENSATION COMMITTEE CHARTER

                             Amended March 24, 2003

     Purpose. The Compensation Committee of the Board of Directors (the "Board") of Stein Mart, Inc. (the "Committee") is appointed by the Board (i) to discharge the Board's responsibilities relating to compensation of the Company's directors and officers, (ii) to have overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company, and (iii) to have responsibility for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

I.   Members

     There shall be not less than three members of the Committee, one of whom shall be elected by the Board to serve as Chairman of the Committee (the "Committee Chairman"), and each of whom shall meet the independence and experience requirements of The Nasdaq Stock Market(R) ("Nasdaq"). Thus, the members of the Committee shall meet the following criteria:

     A.   Each  shall be a person  other  than an  officer  or  employee  of the
          Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
          2. a director who was a partner or employee of the Company's outside auditors who worked on the Company's audit engagement for the current year or any of the past three years;
          3. a director who accepts or who has an "Immediate Family Member" (as defined below) who accepts any compensation or payments from the Company or any of its affiliates in excess of $60,000 during the current or any of the past three years, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
          4. a director who is an Immediate Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;
          5. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or such business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three years;
          6. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

               "Immediate  Family  Member"  includes,  but is not  limited to, a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home.

     B. In addition, at least two members of the committee must qualify as "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors," as defined in Section 162(m) of the Internal Revenue Code and Treasury regulations thereunder.

II.  Appointment; Authority & Duties

     A.   Appointment. The Board shall appoint members of the Committee.

     B. Professional Advisors. The Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting, compensation or other consultants to advise the Committee and/or to assist in the evaluation of director, chief executive officer and other senior executives or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent compensation consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. General Duties. The Committee shall annually review and approve corporate goals and objectives relevant to chief executive officer and other senior executives' compensation, evaluate the chief executive officer and other senior executives' performance in light of those goals and objectives, and approve the chief executive officer and other senior executives' compensation levels based on this evaluation. Senior executives shall include all officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934. In determining the long-term incentive component of the chief executive officer and other senior executives' compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to the chief executive officer and other senior executives at comparable companies, and the awards given to the chief executive officer and other senior executives in past years.

     D. The Committee shall annually review and have the authority to set the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans. The Committee shall approve all grants of options under the Company's option plans. If the Committee does not consist entirely of directors who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under Section 162(m) of the Internal Revenue Code, all awards of performance-based compensation and all grants under the Company's option plans shall be made by a subcommittee of at least two directors who meet such qualifications. The vote of at least two directors who meet such qualifications shall be deemed the vote of a subcommittee of such directors.

     E. The Committee shall annually review and approve, for the chief executive officer and other senior executives and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

     F. The Committee shall meet in executive session to determine the compensation of the chief executive officer. The chief executive officer may be present during committee deliberations concerning the compensation of other senior executives but may not vote.

     G. The Committee may form and delegate authority to subcommittees when appropriate.

     H. The Committee shall make regular reports to the Board and shall cause an annual report of the Committee to be included in the Company's annual report to its shareholders.

     I. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

III. Committee Meetings

     The Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least one meeting each calendar quarter.

     As revised by the Compensation Committee March 24, 2003.



                                                    Alvin R. Carpenter, Chairman
                                                    Martin E. Stein, Jr.
                                                    James H. Winston

                                    EXHIBIT C
                                    ---------

                                STEIN MART, INC.
                     CORPORATE GOVERNANCE COMMITTEE CHARTER

                             Adopted March 24, 2003

     Purpose. The Corporate Governance Committee of the Board of Directors (the "Board") of Stein, Mart, Inc. (the "Committee") is appointed by the Board (i) to oversee the selection of new directors, (ii) to oversee the function of the Board in its committees, and (iii) to evaluate the Board's performance as well as the relationship between the Board and the Company's management.

I.   Members

     The Committee shall be made up of all members of the Board (the "Independent Directors") who meet the independence and experience requirements of The Nasdaq Stock Market(R) ("Nasdaq"). The Company's Lead Director shall serve as Chairman of the Committee. Thus, the members of the Committee shall meet the following criteria:

     A.   Each  shall be a person  other  than an  officer  or  employee  of the
          Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered Independent Directors:

          1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
          2. a director who was a partner or employee of the Company's outside auditors who worked on the Company's audit engagement for the current year or any of the past three years;
          3. a director who accepts or who has an "Immediate Family Member" (as defined below) who accepts any compensation or payments from the Company or any of its affiliates in excess of $60,000 during the current or any of the past three years, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
          4. a director who is an Immediate Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;
          5. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or such business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three years;
          6. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

               "Immediate  Family  Member"  includes,  but is not  limited to, a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home.

II.  Authority & Duties

     The Committee shall have the authority and duties set forth below and is hereby authorized to incur costs and to retain special legal and other consultants to advise the Committee in the performance of its functions:

     A.   General Duties

          1. Directors. The Committee shall be responsible for leading the search for individuals qualified to become members of the Board and for the selection of director nominees to be submitted to shareholders for approval at annual meetings. The Committee shall also have the authority to nominate for Board Approval directors to fills seats of any vacancies on the Board between the time such vacancies are created and the next annual meeting of the Company's shareholders.

          2. Committee Structure. The Committee shall review the structure of the standing committees of the Board, make recommendations to the full Board as to recommended changes in such structure and as to changes in the charters of each of those standing committees.

          3. Code of Ethics. The Committee will have the authority to adopt, for the Company, a code of ethics applicable to all directors, officers, managers and employees of the Company.

          4. Evaluation. The Committee will have the authority to develop and recommend to the full Board of Directors for its approval, a self-evaluation process for the Board and its committees and to oversee those self-evaluations.

          5. Delegation. The Committee will have the authority to delegate any of its responsibilities to such sub-committees as the Committee may deem appropriate from time to time in its sole discretion.

          6. Reports. The Committee shall report its actions and recommendations to the full Board either at the next meeting of the full Board or by circulating minutes of the Corporate Governance Committee's meetings.

          7. Charter. The Committee shall annually review the adequacy of this Charter and recommend any changes to this Charter.

III. Role of Lead Director

     The Corporate Governance Committee shall have the authority to designate from time to time, a member of the Corporate Governance Committee as the "Lead Director."

     A. Duties of Lead Director. The Lead Director shall have the following duties:

          1.   To serve as Chairman of the Corporate Governance Committee.

          2. To set the agenda for the Corporate Governance Committee and to work with the Chairman of the Board in setting the agenda for each meeting of the Board of Directors.

          3. To communicate with other members of the Board from time to time to develop agenda items for meetings of the Board and for Committees of the Board.

          4. To recommend to the Corporate Governance Committee, the make-up of Committee members and rotation of such members.

          5. To be a principal liaison between the Board and management and to increase the flow of information between members of the Board and management.

          6.   To  act  as  a  moderator  during   executive   sessions  of  the
               Independent Directors.

IV.  Committee Meetings

     The Committee shall hold meetings at such times and places as it shall deem necessary, but shall hold at least two meetings each calendar year. The Lead Director, as Chairman of the Corporate Governance Committee, shall have the authority to call a meeting of the Committee at such time as the Lead Director believes appropriate.

     As approved by the Board of Directors March 24, 2003.



                                       Michael D. Rose, Lead Director & Chairman
                                       Alvin R. Carpenter
                                       Linda McFarland Farthing
                                       Martin E. Stein, Jr.
                                       J. Wayne Weaver
                                       James H. Winston



This Proxy when properly executed will be voted in the manner directed herein by                           Please
the undersigned shareholder.  If no direction is made, this proxy will be voted                            Mark Here
FOR Proposal 1. The Board of Directors recommends a vote FOR Item 1.                                       for Address  [ ]
                                                                                                           Change or
                                                                                                           Comments
                                                                                                           SEE REVERSE SIDE



1. Election of Directors as recommended in the Proxy Statement:                   2.  Should  any  other  matters  requiring a  vote
                                                                                      of  the shareholders arise,  the named Proxies
      FOR all nominees listed               WITHHOLD AUTHORITY                        (see reverse) are authorized  to vote the same
 (except as marked to the contrary)   to vote for all nominees listed                 in  accordance  with  their  best  judgment in
                                                                                      the  interest  of the  Company.  The Board  of
                [ ]                                 [ ]                               Directors is not aware of any matter which  is
                                                                                      to be presented  for  action  at  the  meeting
   Nominees:                                                                          other  than  the matters set forth herein.
   01 Alvin R. Carpenter, 02 Linda McFarland Farthing, 03 Michael D. Fisher,
   04 Mitchell W. Legler, 05 Gwen K. Manto, 06 Michael D. Rose,
   07 Richard L. Sisisky, 08 Jay Stein, 09 Martin E. Stein, Jr., 10 J. Wayne
   Weaver, 11 John H. Williams, Jr. and 12 James H. Winston.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write
that nominee's name in the space provided below.                                          Please insert the date  and sign your name
_____________________________________________________________________________             exactly as  it appears  hereon.  If shares
                                                                                          are held jointly  each joint owner  should
                                                                                          sign. Executors, administrators, trustees,
                                                                                          guardians,  etc., should  so indicate when
                                                                                          signing.  Corporations  should  sign  full
                                                                                          corporate name by  an authorized  officer.
                                                                                          Partnership  should sign  partnership name
                                                                                          by an authorized Partner.

                                                                                          Unless  the date has been  inserted  below
                                                                                          this proxy  shall be  deemed  to be  dated
                                                                                          for all  purposes as of the date appearing
                                                                                          on the  postmark on the  envelope in which
                                                                                          it is enclosed. In such a case the Proxies
                                                                                          named  (see  reverse)  are  authorized  to
                                                                                          insert the  date in accordance  with these
                                                                                          instructions.

                                                                                          Dated: _____________________________, 2003

                                                                                          __________________________________________

                                                                                          __________________________________________
                                                                                                  Signature of Shareholder(s)



                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------------------        ---------------------------------------        --------------------------------------
               Internet                                      Telephone                                         Mail
      http://www.eproxy.com/smrt                           1-800-435-6710
Use the Internet to vote your proxy.           Use   any  touch-tone  telephone  to                    Mark, sign and date
Have  your proxy  card  in hand when           vote  your  proxy.  Have  your proxy                      your proxy card
you access the web site. You will be      OR   card in hand when you call. You will      OR                    and
prompted   to  enter   your  control           be  prompted to  enter your  control                      return it in the
number, located in the box below, to           number, located  in  the  box below,                   enclosed postage-paid
create  and   submit  an  electronic           and then follow the directions                                envelope.
ballot.                                        given.
---------------------------------------        ---------------------------------------        --------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2003

     The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 9, 2003 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------